EXHIBIT 4.01
                                                     ------------

                                          [EXECUTION COUNTERPART]



                    FIFTH AMENDMENT AGREEMENT


          FIFTH AMENDMENT AGREEMENT dated as of May 19, 1995, among JBI, INC., a Massachusetts corporation (the "Borrower");
J. BAKER, INC., a Massachusetts corporation ("Baker"); BANK HAPOALIM B.M. ("Hapoalim") and NATIONAL CITY BANK, COLUMBUS ("National City" and, together with Hapoalim, the "New Banks"); each of the other banks that is a signatory hereto (together with the New Banks, individually, a "Bank" and, collectively, the "Banks"); THE FUJI BANK, LIMITED (the "Retiring Bank"); and SHAWMUT BANK, N.A., a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").

          The Borrower, Baker, certain of the Banks and the Agent are parties to a Revolving Credit and Loan Agreement dated as of February 1, 1993 (as amended by the First Amendment and Waiver Agreement relating thereto dated as of November 19, 1993, by the Second Amendment Agreement relating thereto dated as of April 29, 1994, by the Third Amendment Agreement relating thereto dated as of December 1, 1994 and by the Fourth Amendment Agreement relating thereto dated as of March 6, 1995, and as in effect on the date hereof, the "Credit Agreement").

          The Borrower and Baker have requested that the Credit Agreement be amended to, among other things, (1) add the New Banks as parties to the Credit Agreement as "Banks" thereunder,
(2) delete the Retiring Bank as a Bank party to the Credit Agreement, (3) increase the Aggregate Commitment Amount by $20,000,000 during the period from the Effective Date to September 30, 1995, and (4) provide for the TCM Transfer, as hereinafter defined, and the Banks and the Agent are prepared to agree to such amendments upon the terms and conditions hereof. Accordingly, the parties hereto hereby agree as follows, effective on the Effective Date (as defined below):

          Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2.  Amendments.  Effective on the Effective
Date (as defined below), the Credit Agreement and the other
Operative Documents and Financing Agreements shall be amended as follows:

          A. The first paragraph of the introduction to the Credit Agreement is amended to read in its entirety as follows:

          "This Agreement made as of February 1, 1993, by and among JBI, INC., a Massachusetts corporation (the "BORROWER"), J. BAKER, INC., a Massachusetts corporation ("BAKER"), SHAWMUT BANK, N.A., a national banking association ("SHAWMUT"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("FNB"), FLEET BANK OF MASSACHUSETTS, N.A., a national banking association ("FLEET-MASS"), NATWEST BANK N.A., a national banking association ("NATWEST"), BANK HAPOALIM B.M., an Israeli bank ("HAPOALIM"), NATIONAL CITY BANK, COLUMBUS, a national banking association ("NATIONAL CITY"), CITIZENS BANK OF MASSACHUSETTS, a Massachusetts stock savings bank ("CITIZENS"), STANDARD CHARTERED BANK, an English bank ("STANDARD CHARTERED"), and THE YASUDA TRUST & BANKING CO., LTD., a Japanese bank ("YASUDA") (SHAWMUT, FNB, FLEET-MASS, NATWEST, HAPOALIM, NATIONAL CITY, CITIZENS, STANDARD CHARTERED and YASUDA each being sometimes referred to herein as a "BANK" and collectively as "BANKS"), and SHAWMUT BANK, N.A., as agent (in such capacity, the "AGENT")."

          B. The fourth "Whereas" clause is amended by deleting therefrom the words "in an aggregate principal amount at any one time outstanding up to but not exceeding $250,000,000".

          C. Article I of the Credit Agreement is amended by changing the definitions of "AGGREGATE COMMITMENT AMOUNT" and "QUALIFIED SUBSIDIARY" to read in their entirety as set forth below, and by adding the new definitions thereto set forth below (and inserting the same in the appropriate alphabetical locations):

          "`AGGREGATE COMMITMENT AMOUNT' shall mean the sum of Two Hundred Fifty Million Dollars ($250,000,000.00) or such lesser amount as shall be established from time to time pursuant to Article VI; provided, that during the period from and including the Effective Date of the Fifth Amendment Agreement dated as of May 19, 1995 relating hereto to and including September 30, 1995, the AGGREGATE COMMITMENT AMOUNT shall mean the sum of Two Hundred Seventy Million Dollars ($270,000,000.00) or such lesser amount as shall be established from time to time pursuant to Article VI."

          "'QUALIFIED SUBSIDIARY' shall mean TCM, WGS, MORSE and
     TCMB&T."

          "`HAPOALIM' is defined in the Recitals."

          "`NATIONAL CITY' is defined in the Recitals."

          "'TCM Transfer'" shall mean the establishment of TCMB&T as a wholly-owned SUBSIDIARY of TCM and the contribution by TCM to TCMB&T of the majority of the retail operations of TCM.

          "'TCMB&T'" shall mean TCMB&T, Inc., a Massachusetts corporation and a wholly-owned SUBSIDIARY of TCM.

          D. Section 6.01 of the Credit Agreement is amended in its entirety to read as follows:

          The COMMITMENT PERCENTAGE of each BANK shall be:

                                        COMMITMENT
          BANK                          PERCENTAGE

          SHAWMUT                          27.7%
          FNB                              20.4%
          FLEET-MASS                       14.8%
          NATWEST                          11.1%
          HAPOALIM                          5.6%
          NATIONAL CITY                     5.6%
          STANDARD CHARTERED                5.6%
          CITIZENS                          4.6%
          YASUDA                            4.6%

                         TOTAL:           100.0%."

          E. Section 6.02.1 of the Credit Agreement is amended in its entirety to read as follows:

          "6.02.1 The COMMITMENT AMOUNT of each BANK shall, to and including September 30, 1995, be:

                                        COMMITMENT
          BANK                          AMOUNT

          SHAWMUT                       $ 75,000,000
          FNB                             55,000,000
          FLEET-MASS                      40,000,000
          NATWEST                         30,000,000
          HAPOALIM                        15,000,000
          NATIONAL CITY                   15,000,000
          STANDARD CHARTERED              15,000,000
          CITIZENS                        12,500,000
          YASUDA                          12,500,000

                         TOTAL:         $270,000,000

     provided, however, that the COMMITMENT AMOUNT of each BANK from and including October 1, 1995 shall be:

                                        COMMITMENT
          BANK                          AMOUNT

          SHAWMUT                       $ 69,250,000
          FNB                             51,000,000
          FLEET-MASS                      37,000,000
          NATWEST                         27,750,000
          HAPOALIM                        14,000,000
          NATIONAL CITY                   14,000,000
          STANDARD CHARTERED              14,000,000
          CITIZENS                        11,500,000
          YASUDA                          11,500,000

                         TOTAL:         $250,000,000.

     Nothing in this Section 6.02.1 shall derogate from the provisions of Section 6.03."

          E.  Each reference in Section 10.05(d)(ii), (iii) and
(iv) of the Credit Agreement to "TCM" is amended to refer instead to "TCM or TCMB&T".

          F.  The reference in Section 10.12.1 of the Credit
Agreement to "TCM" is amended to refer instead to "TCM or TCMB&T".

          G. Section 16.02(c) of the Credit Agreement is hereby amended by inserting the following at the end thereof:

          Bank Hapoalim B.M.
          70 Federal Street
          Boston, Massachusetts  02110

          Attn:  Mr. Martin B. Goodstine
          Telephone (617) 457-1857; Telefax (617) 542-0015

          National City Bank, Columbus
          155 East Broad Street
          Columbus, Ohio  43251-0034

          Attn:  Mr. Ralph Kaparos
          Telephone (614) 463-7296; Telefax (614) 463-6770

          Standard Chartered Bank
          160 Water Street
          New York, New York  10038-4995

          Attn:  Mr. Leonard Tee, Vice President
          Telephone (212) 612-0486; Telefax (212) 612-0225

          The Yasuda Trust and Banking Company, Ltd.
          666 Fifth Avenue
          Suite 801
          New York, New York  10103

          Attn:  Mr. Joel J. Powers, Vice President
          Telephone  (212) 373-5729; Telefax (212) 373-5796."

          H.  The reference in Section 21.03 of the Credit
Agreement to "Article XIX" is changed to read "Article XVIII".

          Section 3. Waiver and Consent. Effective as of the Effective Date, each Bank (other than the Retiring Bank but including each New Bank) hereby consents to (i) the establishment of TCMB&T as a wholly-owned Subsidiary of TCM and (ii) the TCM Transfer, and agrees that such transactions shall be permitted notwithstanding Sections 10.07, 10.08 or 10.10 of the Credit Agreement.

          Section 4. New Banks and Retiring Bank. Effective on the Effective Date, (a) the Retiring Bank shall cease to be a "Bank" party to the Credit Agreement and shall be released and discharged from its obligations under the Credit Agreement, without prejudice, however, to the liabilities (if any) of the Retiring Bank under Section 13.11 of the Credit Agreement or any other provision of the Credit Agreement with respect to events or circumstances occurring or arising prior to the Effective Date, and provided that the Retiring Bank shall continue to benefit from the provisions of Section 5.09 and Article XVIII of the Credit Agreement with respect to events and circumstances occurring prior to the Effective Date and (b) each New Bank shall become a "Bank" party to the Credit Agreement having the Commitment Percentage and Commitment Amount specified herein and all of the rights and remedies, and all of the obligations, of a "Bank" under the Credit Agreement and all related documents.

          Section 5. Representations and Warranties. Each of the Borrower, Baker, TCM and TCMB&T hereby represents and warrants to the Banks and the Agent as of the Effective Date that
(1) after giving effect to the amendments set forth herein and to the TCM Transfer and to the other transactions contemplated hereby, no Default has occurred and is continuing, (2) the representations and warranties set forth in Article VIII of the Credit Agreement are true and complete as if made on and as of the Effective Date and as if each reference in said Article VIII to "this Agreement" and "the Notes" included reference to this Agreement and to the New Notes, as defined in Section 6(c) hereof (provided that the representation and warranty set forth herein shall not be deemed to be inaccurate solely by reason of the failure of any information contained in any of Exhibits G (solely as the information therein relates to Section 8.04 or 8.05 of the Credit Agreement), N, O, P, Q and R to the Credit Agreement to remain true), (3) the amendments contemplated by Section 2 hereof do not require any consent under any agreement, instrument or other document (including, without limitation, the Convertible Subordinated Notes, the Senior Subordinated Notes and the Subordinated Convertible Debentures) including, without limitation, any consent necessary to cause the Loans and the Revolving Notes to be Obligations to which the Subordinated Indebtedness shall be subordinated under the subordination agreement(s) referred to in Section 1.110 of the Credit Agreement, (4) the representations and warranties of TCMB&T in the Assumption Agreement referred to in Section 6(d) hereof and of TCM in the Second Amendment to Pledge Agreement referred to in
Section 6(e) hereof are true and (5) the effecting of the TCM Transfer will not contravene any provision of law or regulation (including without limitation any applicable bulk sales law) or any contract or agreement binding TCM or any other Obligor. The foregoing shall be deemed to be representations and warranties made in an Operative Document for purposes of
Section 11.01(d) of the Credit Agreement).

          Section 6. Conditions Precedent. The Effective Date shall be the date on which the Agent notifies the Borrower, Baker and the Banks in writing that it has received the following documents, each of which shall be in form and substance satisfactory to the Agent:

          (a) counterparts of this Agreement duly executed and delivered by each of the parties hereto;

          (b)  the Revolving Note issued under the Credit
     Agreement to the Retiring Bank, marked "canceled";

          (c) a Revolving Note duly executed by the Borrower payable to the order of each New Bank, dated the Effective
     Date, in a principal amount equal to the Commitment Amount of such New Bank (each, a "New Note");

          (d) an Assumption Agreement in substantially the form of Exhibit A hereto (the "Assumption Agreement"), duly executed and delivered by TCMB&T and the Agent;

          (e) a Second Amendment to Pledge Agreement in substantially the form of Exhibit B hereto (the "Second Amendment to Pledge Agreement") duly executed and delivered by TCM and the Agent, and a certificate or certificates evidencing all of the outstanding shares of stock of TCMB&T, accompanied by undated stock powers duly executed by TCM in blank;

          (f)  evidence that all amounts owing under the Credit
     Agreement to the Retiring Bank, as certified to the Agent by the Retiring Bank, have been paid in full;

          (g) evidence that the New Banks have made Revolving Loans to the Borrower in such amounts as may be required so that the respective principal amounts of the Revolving Loans of all Banks are in proportion to the Commitment Percentages set forth in Section 2.C hereof;

          (h) evidence that each Guarantor and each Pledgor under the Pledge Agreement has expressly consented to the terms hereof by signing at the foot hereof;

          (i) certified copies of the charter and by-laws (or equivalent documents) of each Obligor, including TCMB&T (or, in the alternative, except as to TCMB&T, a certification to the effect that none of such documents has been modified since delivery thereof on the Closing Date pursuant to the Credit Agreement and of all corporate authority for each Obligor (including, without limitation, board of director resolutions and evidence of the incumbency of officers for each Obligor, including TCMB&T) with respect to the execution, delivery and performance of (i) this Agreement and the Credit Agreement as amended hereby (in the case of the Borrower and Baker), (ii) this Agreement (in the case of each other Obligor), (iii) the New Notes (in the case of the Borrower), (iv) the Assumption Agreement (in the case of TCMB&T and (v) the Second Amendment to Pledge Agreement (in the case of TCM), and each other document to be delivered by each Obligor from time to time in connection with the Credit Agreement as amended hereby (and the Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from each Obligor to the contrary);

          (j) an opinion of Goodwin, Procter & Hoar, counsel to the Obligors, with respect to the transactions contemplated by this Agreement and the Credit Agreement and all other Operative Documents and Financing Agreements as amended hereby (and each Obligor hereby instructs such counsel to deliver such opinion to the Banks and the Agent), as to such matters relating hereto as the Agent may require; and

          (k) such other documents relating to the transactions contemplated by this Agreement as the Agent or any Bank or special counsel to the Agent may reasonably request.

          Section 7. References. All references in the Credit Agreement and in each Operative Document and Financing Agreement (including references to the Credit Agreement as amended hereby) to the "Credit Agreement" (and indirect references thereto such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby. All references in the Credit Agreement and in each Operative Document and Financing Agreement to "the Notes" shall be deemed to include reference to the New Notes.

          Section 8. Miscellaneous. Except as expressly herein provided, the Credit Agreement and all other Operative Documents and Financing Agreements shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Each Bank irrevocably authorizes the Agent to enter into the Assumption Agreement and the Second Amendment to Pledge Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by, and construed in accordance with, the law of The Commonwealth of Massachusetts.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              JBI, INC.


                              By /s/Alan I. Weinstein
                                 ------------------------
                                 Name: Alan I. Weinstein
                                 Title: Sr. Exec. Vice President

                              J. BAKER, INC.


                              By /s/Alan I. Weinstein
                                 ------------------------
                                 Name: Alan I. Weinstein
                                 Title: Sr. Exec. Vice President

                              SHAWMUT BANK, N.A.


                              By /s/Roger A. Stone
                                 -------------------------
                                 Name: Roger A. Stone
                                 Title: Director

                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/Mitchell B. Feldman
                                 -------------------------
                                 Name: Mitchell B. Feldman
                                 Title: Director

                              FLEET BANK OF MASSACHUSETTS, N.A.


                              By /s/Barrie King
                                 -------------------------
                                 Name: Barrie King
                                 Title: Vice President


                              NATWEST BANK N.A. (formerly
                                 "National Westminster Bank USA")


                              By /s/Alfred R. Bonfantino
                                 -------------------------
                                 Name: Alfred R. Bonfantino
                                 Title: Vice President

                              BANK HAPOALIM B.M.


                              By /s/Martin B. Goodstine
                                 -------------------------
                                 Name: Martin B. Goodstine
                                 Title: Vice President

                              By /s/Paul J. Bresler
                                 -------------------------
                                 Name: Paul J. Bresler
                                 Title: Vice President

                              NATIONAL CITY BANK, COLUMBUS


                              By /s/Brian T. Strayton
                                 -------------------------
                                 Name: Brian T. Strayton
                                 Title: Vice President

                              STANDARD CHARTERED BANK


                              By /s/K. M. Davis
                                 -------------------------
                                 Name: Kristina M. Davis
                                 Title: Vice President

                              By /s/Leonardo A. Tee
                                 -------------------------
                                 Name: Leonardo A. Tee
                                 Title: Vice President

                              CITIZENS BANK OF MASSACHUSETTS


                              By /s/Samuel S. Philbrick
                                 -------------------------
                                 Name: Samuel S. Philbrick
                                 Title: Sr. Vice President

                              THE YASUDA TRUST AND BANKING
                                COMPANY, LTD.


                              By /s/Joel J. Powers
                                 -------------------------
                                 Name: Joel J. Powers
                                 Title: Vice President


                              SHAWMUT BANK, N.A.,
                                as Agent

                              By /s/Roger A. Stone
                                 ------------------------
                                 Name: Roger A. Stone
                                 Title: Director

                         Retiring Bank

                              THE FUJI BANK, LIMITED


                              By /s/Katsunori Nozawa
                                 -------------------------
                                 Name: Katsunori Nozawa
                                 Title: Vice President & Manager

We hereby acknowledge, consent
and agree to the terms of the
foregoing Fifth Amendment
Agreement and confirm that
our obligations under the
Guarantee and the Pledge
Agreement shall remain
unchanged and in full
force and effect.

Dated:  May 19, 1995

SPENCER COMPANIES, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

SPENCER NO. 301 CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JBI HOLDING CO., INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

THE CASUAL MALE, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

TCMB&T, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WGS CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

TCM HOLDING COMPANY, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: President

MORSE SHOE, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

BUCKMIN, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ELM EQUIPMENT CORP.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

JARED CORPORATION


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE (CANADA) LTD.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

MORSE SHOE INTERNATIONAL, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

ISAB, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President

WHITE CAP FOOTWEAR, INC.


By /s/Alan I. Weinstein
   ------------------------
   Name: Alan I. Weinstein
   Title: Sr. Exec. Vice President